Exhibit 10.8.3

LVB ACQUISITION, INC.

MANAGEMENT EQUITY INCENTIVE PLAN

ADDENDUM I:

LEVERAGED SHARE PURCHASE PROGRAM

Adopted March 18, 2008 (the “Effective Date”)

A. Purpose of this Addendum

The purpose of the Leveraged Share Purchase Program (the “Program”) under the LVB Acquisition, Inc. Management Equity Incentive Plan (the “Plan”) is to promote the interests of the Company and its Affiliates and stockholders by providing certain key employees, directors, service providers and consultants of the Company and its Affiliates who are located in certain non-US jurisdictions with an appropriate incentive to encourage them to continue in the employ of the Company or an Affiliate and to improve the growth and profitability of the Company. The Program shall be governed by the terms and conditions set forth in this Leveraged Share Purchase Program Addendum to the Plan (the “Addendum”) and, except as expressly modified herein, the Plan. References herein to the Plan shall be construed to refer to the Plan as expressly modified herein.

With respect to a Participant in the Program, where applicable, references in the Plan to:

(1) “Participants” shall be construed to refer to a Participant as defined herein.

(2) “Options” (whether or not capitalized) shall be construed to refer to Awards granted under the Program or Leveraged Shares purchased pursuant thereto (as applicable),

(3) “Grant” and “Grant Date” shall be construed to refer to a Grant or Grant Date, respectively, as defined herein,

(4) “Stock Option Grant Agreements” shall be construed to refer to Award Grant Agreements as defined herein,

(5) the “Exercise Price” (whether or not capitalized) of Options (whether or not capitalized) shall be construed to refer to the Share Purchase Price for shares underlying Awards granted pursuant to the Program,

(6) the vesting of Options shall be construed to refer to the Vesting of Leveraged Shares as defined herein,

(7) the exercise of Options shall be construed to refer to the Participant’s payment of the Repayment Amount for Leveraged Shares,

(8) the cancellation of Options shall be construed to refer the forfeiture of Leveraged Shares;

(9) “U.S. federal income tax” shall be construed, with respect to a Participant, to refer to any applicable income tax imposed by the national government in the country in which such Participant resides.

B. Definitions

As used in this Addendum, the following capitalized terms shall have the meanings set forth next to such terms below. All capitalized terms used but not defined herein shall have the meanings given to such terms in the Plan.

(1) “Associated Loan” shall mean, with respect to a Leveraged Share, the Loan proceeds used on behalf of the Participant to purchase such Leveraged Share (together with interest, where applicable).

(2) “Award” shall mean a leveraged equity award granted to a Participant under the Program, pursuant to which the Participant shall have the right to purchase a specified number of shares of Common Stock and in connection with which the Company shall extend to the Participant a Loan in the principal amount equal to the product of the applicable Share Purchase Price and the number of shares subject to such Award, the proceeds of which the Participant shall use to purchase the shares subject to his or her Award, in each case subject to the terms and conditions set forth in this Addendum and the applicable Award Grant Agreement. References herein to “Awards” will be deemed to include “Time Based Awards,” “Hurdle Awards,” and “Performance Based Awards.”

(3) “Award Grant Agreement” shall mean an agreement, substantially in the form which is attached hereto as Appendix A, entered into by each Participant and the Company evidencing the Grant of an Award pursuant to the Plan.

(4) “Early Repayment” shall have the meaning given to such term in Section D(12)(b) hereof.

(5) “Executive Officer” shall mean a director or officer (or equivalent thereof) of the Company within the meaning of

Section 13(k) of the Exchange Act, as amended from time to time, and the rules and regulations promulgated thereunder, as in effect from time to time.

(6) “Forfeiture Date” shall have the meaning given to such term in Section D(11) hereof.

(7) “Grant” shall mean a grant of an Award under the Program evidenced by an Award Grant Agreement.

(8) “Grant Date” shall mean the date designated by the Board and specified in the Award Grant Agreement as of the date the Award is granted.

(9) “Hurdle Award” shall mean an Award pursuant to which the Participant shall be entitled to purchase Leveraged Shares (a) with respect to which the Associated Loan shall accrue interest at the Hurdle Award Interest Rate and (b) which shall Vest with respect to one-fifth (1/5) of the Leveraged Shares purchased pursuant to such Award on each of the first through fifth anniversaries of the Grant Date, or such other dates as may be set forth in the applicable Award Agreement, subject to the Participant’s continued Employment through each such Vesting Date.

(10) “Hurdle Award Interest Rate” shall mean, with respect to an Associated Loan granted in connection with a Leveraged Share purchased pursuant to a Hurdle Award, an interest rate of 10.00% compounded annually on each anniversary of the Grant Date of such Hurdle Award or such other dates as may be specified in the applicable Award Grant Agreement, until the earliest to occur of (i) repayment of the Associated Loan granted in connection with such Leveraged Share, (ii) the fifth anniversary of the Grant Date of such Hurdle Award, or such other date as may be specified in the applicable Award Grant Agreement, or (iii) the occurrence of a Change of Control; provided, however, that interest shall cease to accrue as provided herein on the Associated Loans granted in connection with a pro rata portion of the Leveraged Shares purchased pursuant to each outstanding Hurdle Award following any sale by the Majority Stockholder of shares of Common Stock as follows: the number of Leveraged Shares purchased pursuant to each outstanding Hurdle Award with respect to which the Associated Loan shall cease to accrue interest shall be the number of shares that bears the same ratio to the total number of Leveraged Shares purchased pursuant to such Hurdle Award on the Grant Date as the total number of shares of Common Stock directly or indirectly sold by the Majority Stockholder bears to the total number of shares of Common Stock owned by the Majority Stockholder immediately after the Closing (reduced by any shares transferred by a Majority Stockholder to executives, employees, consultants directors and other service providers prior to the first anniversary of the Closing and excluding for this purpose shares transferred by a Majority Stockholder to an Affiliate of such Majority Stockholder).

(11) “Hurdle Shares” shall mean Leveraged Shares purchased pursuant to a Hurdle Award.

(12) “Leveraged Shares” shall have the meaning given to such term in Section D(4) hereof. For the avoidance of doubt, upon repayment in full of the Associated Loan (with interest, if applicable) in accordance with the terms set forth herein, a share purchased on behalf of a Participant pursuant to Section D(4) hereof shall cease to be a Leveraged Share and shall thereafter be referred to as a Restricted Share or a Released Share, as applicable.

(13) “Loan” shall mean a non-recourse loan made by the Company to the Participant in connection with an Award, the proceeds of which shall be used by the Participant solely to purchase the shares of Common Stock underlying such Award. Except for the Associated Loans granted in connection with Leveraged Shares underlying Hurdle Awards, which shall accrue interest at the Hurdle Award Interest Rate, Loans made to Participants pursuant to the Program shall be interest-free.

(14) “Participant,” for purposes of this Addendum, shall mean an Eligible Employee (as that term is defined in the Plan), other than an Executive Officer (except as expressly provided herein), to whom an Award has been granted pursuant to the Program and, where applicable, shall include Permitted Transferees.

(15) “Performance Based Award” shall mean an Award pursuant to which the Participant shall be entitled to purchase Leveraged Shares that shall Vest based on the achievement of EBITDA targets to be established by the Board in consultation with the Chief Executive Officer of Biomet, Inc. and set forth in the applicable Award Agreement; provided that (i) if any Leveraged Share purchased pursuant to a Performance Based Award does not Vest during a fiscal year, such Leveraged Share shall remain outstanding until terminated in accordance with its terms and shall be subject to the achievement of cumulative performance targets (which will include the performance targets established for the following fiscal years) during the term of the Performance Based Award, as determined by the Board and set forth in the applicable Award Agreement; and (ii) if:

(A) the Company achieves 97% of its annual EBITDA target for any fiscal year (any such fiscal year, a “97% Target Year”); and

(B) either:

(I) a Liquidity Event subsequently occurs in which the Majority Stockholder realizes an MoM that is (x) at least 2.0 if the Liquidity Event occurs on or prior to the fourth anniversary of the Closing or (y) at least 2.5 if the Liquidity Event occurs after the fourth anniversary of the Closing; or

(II) (1) an Initial Public Offering has occurred, (2) the Majority Stockholder has sold directly or indirectly, in one or more Liquidity Event(s), 80% or more of the Initial Majority Stockholder Shares (determined based on the number of the Initial Majority Stockholder Shares as of the Closing date) and (3) the Majority Stockholder has realized directly or indirectly in such Liquidity Event(s) an MoM that is at least 2.5, provided that MoM for this purpose shall be determined by multiplying clause (ii) of Section 2(dd) of the Plan by a fraction, the numerator of which is the number of Initial Majority Stockholder Shares disposed of in all such Liquidity Events and the denominator of which is equal to the number of the Initial Majority Stockholder Shares as of the Closing date;

then any Leveraged Shares purchased pursuant to a Performance Based Award which initially became eligible to vest based on the achievement of the annual EBITDA target applicable to a 97% Target Year and which remain unvested as of the date on which the Liquidity Event occurs (or, in the case of clause II above, the later of the date on which the Liquidity Event occurs or the fifth anniversary of the Closing), shall immediately vest upon the occurrence of the Liquidity Event (or, in the case of clause II above, the later of the date on which the Liquidity Event occurs or the fifth anniversary of the Closing), provided the Participant is Employed on such vesting date.

(16) “Performance Based Shares” shall mean Leveraged Shares purchased pursuant to a Performance Based Award.

(17) “Released Shares” shall have the meaning given to such term in Section D(11) or Section D(12)(d) hereof, as applicable. For the avoidance of doubt, (a) upon repayment in full of the Associated Loan (with interest, if applicable) in accordance with Section D(11) hereof, a share purchased on behalf of a Participant pursuant to Section D(4) hereof shall cease to be a Leveraged Share and shall thereafter be referred to as a Released Share and (b) upon expiration of the Restriction Period applicable to a Restricted Share in accordance with Section D(12)(c) hereof, such share shall cease to be a Restricted Share and shall thereafter be referred to as a Released Share.

(18) “Repayment Amount” shall mean, with respect to a Leveraged Share, the amount of the Associated Loan, which shall be equal to the applicable Share Purchase Price for such Leveraged Share plus, in the case of a Leveraged Share purchased pursuant to a Hurdle Award, the interest that has accrued on such Associated Loan as of the Repayment Date.

(19) “Repayment Date” shall have the meaning given to such term in Section D(13) hereof.

(20) “Repayment Notice” shall have the meaning given to such term in Section D(13) hereof.

(21) “Restricted Share” shall have the meaning given to such term in Section D(12)(c) hereof. For the avoidance of doubt, (a) upon repayment in full of the Associated Loan (with interest, if applicable) in accordance with Section D(12) hereof, a share purchased on behalf of a Participant pursuant to Section D(4) hereof shall cease to be a Leveraged Share and, prior to the expiration of the Restriction Period applicable to such share, shall be referred to as a Restricted Share and (b) upon expiration of the Restriction Period applicable to a Restricted Share in accordance with Section D(12)(c) hereof, such share shall cease to be a Restricted Share and shall thereafter be referred to as a Released Share.

(22) “Security Interest” shall have the meaning given to such term in Section D(5) hereof.

(23) “Share Purchase Price” shall mean the purchase price per share of Common Stock underlying an Award, as determined by the Board and initially specified in the Award Grant Agreement for such Award, subject to any increase or other adjustment that may be made following the Grant Date pursuant to the Plan or this Addendum.

(24) “Time-Based Award” shall mean an Award pursuant to which the Participant shall be entitled to purchase Leveraged Shares that shall Vest with respect to one-fifth (1/5) of the Leveraged Shares purchased pursuant to the Award on each of the first through fifth anniversaries of the Grant Date, or other such dates as may be set forth in the applicable Award Agreement, subject to the Participant’s continuous Employment through each Vesting Date.

(25) “Time Based Shares” shall mean Leveraged Shares purchased pursuant to a Time Based Award.

(26) “Unvested” shall mean, with respect to a Leveraged Share, that such share has not yet Vested.

(27) “Vest” shall mean, with respect to a Leveraged Share, that the Associated Loan shall become repayable, subject in all cases to the Participant’s continuous Employment through the applicable Vesting Date. “Vesting” and “Vested” shall have correlative meanings.

(28) “Vesting Date” shall mean, with respect to a Leveraged Share, the date on which such Leveraged Share Vests pursuant to this Addendum.

C. Administration of the Program

The Program shall form a part of the Plan and shall be administered by the Board or a committee thereof pursuant to Section 3 of the Plan.

D. Awards

Subject to adjustment as provided in Section 4.13 of the Plan, the Board may grant to Participants Awards pursuant to which such Participants may purchase a total number of shares of Common Stock of the Company which, when aggregated with the total number of shares of Common Stock underlying Options granted pursuant to Section 4 of the Plan, do not exceed 37,520,000 shares of Common Stock. With respect to each Award made to a Participant under the Program, unless otherwise specified in the Award Grant Agreement evidencing such Award, fifty percent (50%) of the Award will be a Time Based Award, twenty-five percent (25%) of the Award will be a Performance Based Award and twenty-five percent (25%) of the Award will be a Hurdle Award. To the extent that any Leveraged Share purchased by a Participant pursuant to an Award is forfeited pursuant to this Addendum, the Plan or the applicable Award Grant Agreement, or transferred to the Company pursuant to Section D(15) hereof, such share shall again be available for granting Awards pursuant to the Program and/or Options pursuant to the Plan.

(1) Share Purchase Price. The Share Purchase Price applicable to the shares of Common Stock underlying an Award granted pursuant to the Program shall be such price as the Board shall determine and shall specify in the Award Grant Agreement (provided that such Share Purchase Price must not be less than the minimum price required by the laws of the jurisdiction in which the Participant receiving the Award resides).

(2) Grant Date. The Grant Date of an Award shall be the date designated by the Board and specified in the applicable Award Grant Agreement as of the date on which the Award is granted.

(3) Loans to Participants. On the Grant Date, the Company shall extend to each Participant a Loan in the principal amount equal to the product of the applicable Share Purchase Price and the number of shares of Common Stock subject to the Award, as specified in the Award Grant Agreement for such Award. With respect to Loans granted in connection with Hurdle Shares, such Loans shall accrue interest at the Hurdle Award Interest Rate. Loans granted in connection with the shares underlying all Awards other than Hurdle Awards shall be interest-free. The proceeds of the Loan shall not be transferred to the Participant, but shall be automatically applied to purchase, on the Participant’s behalf and in accordance with Section D(4) hereof, the shares subject to the Participant’s Award. In consideration of the Company’s extension of the Loan to the Participant, the Participant shall pledge the shares purchased on his or her behalf pursuant to the Award as collateral for the Loan in accordance with Section D(5) hereof.

(4) Purchase of Shares. On (or as soon as reasonably practicable following) the Grant Date, the Company shall, on behalf of the Participant, apply the proceeds of the Participant’s Loan to purchase for the Participant the number of shares subject to the Participant’s Award, as specified in the applicable Award Grant Agreement. The Participant’s ownership of the shares of Common Stock so purchased (the “Leveraged Shares”) shall be recorded in a book-entry or similar system utilized by the Company as soon as reasonably practicable following the Grant Date. Prior to the Agreement Termination Date, no shares of Common Stock shall be issued to or recorded in the name of any Participant or Permitted Transferee until such Participant or Permitted Transferee agrees to be bound by and executes the Management Stockholders’ Agreement. The Participant shall be responsible for the payment of applicable withholding and other taxes, if any, in cash (or shares of Common Stock if approved by the Board) that may become due as a result of the purchase of the shares underlying the Award.

(5) Pledge of Shares. As collateral security for the full and timely payment of all amounts due with respect to a Participant’s Loan, the Participant shall pledge and grant to the Company a first priority continuing security interest and lien in and right of setoff against all of the Participant’s right, title and interest in the Leveraged Shares, any rights relating thereto and any proceeds therefrom (the “Security Interest”). The Employee further agrees to execute or cause to be executed such documents and to take or cause to be taken such other actions, if any, as are required to create for the Company a first priority perfected security interest in the Security Interest. Participant has to date not taken any action to, and shall not, sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge or otherwise encumber (except pursuant to this Addendum and the applicable Award Grant Agreement) the Security Interest without the written consent of the Company. The Company shall have all the rights and remedies of a secured party under the Uniform Commercial Code as in effect from time to time in the State of New York. Except for the Company’s rights pursuant to the Security Interest, the Loan granted to a Participant in connection with his or her Award shall be non-recourse to the Participant.

(6) Vesting of Awards.

(a) Vesting. Each Award Grant Agreement shall indicate the date(s) on and/or condition(s) under which the Leveraged Shares purchased pursuant thereto shall Vest. Unless the Committee provides otherwise, the Vesting of Leveraged Shares purchased under the Program may be suspended during any leave of absence as may be set forth by Company policy, if any.

(b) Accelerated Vesting on a Qualifying Termination. In the event that a Participant’s Employment is terminated by the Company without Cause or by the Participant for Good Reason during the two (2)-year period following a Change of Control of the Company, all of the Participant’s Time Based Shares, Hurdle Shares and shares that have been converted into time-based vesting shares in accordance with Section D(6)(c) below, if any, shall immediately Vest as of the date of such termination of Employment.

(c) Accelerated Vesting on a Change of Control. In the event that, prior to the fifth anniversary of the Grant Date, a Change of Control of the Company occurs which results in the Majority Stockholder realizing directly or indirectly an amount in cash equal to the greater of (i) an MoM of at least 2.0 or (ii) an internal rate of return (including all cash and the market value of all marketable securities received in connection with such Change of Control and all cash dividends and other distributions to the Majority Stockholders in respect of the Initial Majority Stockholder Shares prior to the Change of Control) of at least 20%, then all of the Participant’s Performance Based Shares which, as of the date of the Change of Control, have not yet become eligible to Vest by virtue of the annual EBITDA targets applicable to such Performance Based Shares shall be automatically converted into time-based vesting shares and shall Vest (based solely on the passage of time and without regard to any EBITDA targets) on the date on which such shares would have vested if (x) no Change of Control had occurred and (y) the Company had achieved the annual EBITDA targets applicable to such Performance Based Shares.

(7) Forfeiture of Leveraged Shares. All Leveraged Shares, whether or not Vested, shall be forfeited by the Participant on the earlier to occur of (x) the first date on which both (i) the Company is or becomes subject to the prohibition on loans to directors and executive officers set forth in Section 13(k) of the Exchange Act (or any successor statute) and (ii) the Participant is or becomes an Executive Officer or (y) the tenth anniversary of the Grant Date of the Award pursuant to which such shares were purchased, unless such shares are forfeited earlier as provided below. With respect to each Participant, such Participant’s Leveraged Shares which have not yet Vested shall be forfeited by the Participant on the date his or her Employment is terminated for any reason unless otherwise specified herein or in the applicable Award Grant Agreement. With respect to each Participant, such Participant’s Leveraged Shares which have Vested on or before the date his or her Employment is terminated shall, unless otherwise provided in the applicable Award Grant Agreement, be forfeited by the Participant on the earliest to occur of (i) the commencement of business on the date the Participant’s Employment is terminated for Cause; (ii) 30 days following the date the Participant resigns from Employment without Good Reason, (iii) 90 days after the date the Participant’s Employment is terminated by the Company for any reason other than Cause, death, Disability or the Participant’s resignation from Employment with Good Reason; (iv) one year after the date the Participant’s Employment is terminated by reason of death or Disability; or (iv) the tenth anniversary of the Grant Date of the Award(s) pursuant to which such Leveraged Shares were purchased. For the avoidance of doubt, any Vested Leveraged Shares held by a Permitted Transferee on account of the death of a Participant shall be forfeited by such Permitted Transferee one year after the date such deceased Participant’s Employment terminated by reason of death, unless otherwise provided in the applicable Award Grant Agreement, and any Leveraged Shares that have been transferred to a Permitted Transferee during the lifetime of a Participant shall be forfeited by the Participant in connection with the Participant’s termination of Employment at the time set forth under this Section D(7) as if the Leveraged Shares were held directly by the Participant, unless otherwise provided in the applicable Award Grant Agreement. Notwithstanding the foregoing, the Board may specify in the Award Grant Agreement a different forfeiture date or period for any Leveraged Shares purchased hereunder, and such forfeiture date or period shall supersede the foregoing forfeiture date or period (provided that in no event shall any Leveraged Share remain outstanding for more than ten years following the Grant Date of the Award pursuant to which such share was purchased). For the avoidance of doubt, the forfeiture provisions of this Section D(7) shall apply only with respect Leveraged Shares and not with respect to Restricted Shares or Released Shares.

(8) Limitation on Transfer. All Awards granted to a Participant, and all Leveraged Shares and Restricted Shares purchased pursuant thereto, shall be non-transferable, and the shares underlying a Participant’s Awards may be purchased only by the Participant, except that a Participant may assign or transfer his or her rights with respect to any or all of the Awards, Leveraged Shares and Restricted Shares held by such Participant to: (i) such Participant’s beneficiaries or estate upon the death of the Participant and (ii) subject to the prior written approval by the Board (unless otherwise provided in the applicable Award Grant Agreement), and subject to compliance with all applicable tax, securities and other laws, any trust or custodianship created by the Participant, the beneficiaries of which may include only the Participant, the Participant’s spouse or the Participant’s lineal descendants (by blood or adoption), (each of (i) and (ii), a “Permitted Transferee”).

(9) Condition Precedent to Transfer of Any Award. It shall be a condition precedent to any Transfer of any Award, Leveraged Shares or Restricted Share by any Participant that the Transferee, if not already a Participant in the Program, shall agree prior to the Transfer in writing with the Company to be bound by the terms of the Plan, this Addendum, the Award Grant Agreement and the Management Stockholder’s Agreement as if he or she had been an original signatory thereto, except that any provisions of the Plan or this Addendum based on the Employment (or termination thereof) of the original Participant shall continue to be based on the Employment (or termination thereof) of the original Participant.

(10) Effect of Void Transfers. In the event of any purported Transfer of any Award, Leveraged Shares or Restricted Shares in violation of the provisions of the Plan or this Addendum, such purported Transfer shall, to the extent permitted by applicable law, be void and of no effect.

(11) Repayment of Loans. At any time on or after the Vesting Date of a Leveraged Share and prior to the date on which such Leveraged Share is forfeited in accordance with the terms of this Addendum, the Plan and/or the applicable Award Grant Agreement (the “Forfeiture Date”), the Participant shall be permitted to pay to the Company the Repayment Amount for such Leveraged Share. Upon the Participant’s payment to the Company of the Repayment Amount for a Leveraged Share pursuant to this Section D(11), the Company’s Security Interest in such share shall terminate (such share thereafter, a “Released Share”). For purposes of the Management Stockholders’ Agreement, a share purchased pursuant to an Award under the Program shall be deemed to be “held” by the Participant (or his or her Transferee (as defined in the Management Stockholders’ Agreement)) beginning as of the date on which such share becomes a Released Share.

(12) Executive Officers.

(a) In the event that the Company determines in its discretion:

(i) in the case of any Participant who is an Executive Officer, that the Company is expected to become subject to the prohibition on loans to directors and executive officers set forth in Section 13(k) of the Exchange Act (or any successor statute) and

(ii) in the case of any Participant who is not an Executive Officer, that he or she is expected to become an Executive Officer at a time when the Company is or is expected to become subject to the prohibition on loans to directors and executive officers set forth in Section 13(k) of the Exchange Act (or any successor statute), then the Company shall notify such Participant that he or she may exercise the rights set forth in this Section D(12).

(b) During the period beginning on the date the Company provides notice to the Participant as described in the Section 12(a) and ending upon the commencement of business on (i) the date on which the Company becomes subject to Section 13(k) of the Exchange Act as described in Section 12(a)(i) or (ii) the date on which such Participant becomes an Executive Officer as described in Section 12(a)(ii), as applicable, (A) with respect to each Vested Leveraged Share, the Participant shall be permitted to exercise his or her rights pursuant to Section D(11) and (B) with respect to each Unvested Leveraged Share, the Participant shall be permitted to pay to the Company the Repayment Amount for such Leveraged Share (such payment with respect to any Unvested Leveraged Share, “Early Repayment”), subject to the provisions of this Section D(12).

(c) Upon the Participant’s Early Repayment with respect to an Unvested Leveraged Share (such share thereafter, a “Restricted Share”):

(i) the Company’s Security Interest in such share shall terminate and

(ii) prior to the date on which such share would have Vested (or, in the case of a Performance Based Share, expired without Vesting) if not for the operation of this Section D(12) and clause (x) of Section D(7) (such period, the “Restriction Period”), if the Participant’s Employment is terminated for any reason, the Company (or its designated assignee) shall have the right to purchase from the Participant, and upon the exercise of such right the Participant shall sell to the Company (or its designated assignee), all or any portion of the Restricted Shares held by the Participant on the date as of which such right is exercised at a per share price equal to the lesser of (A) the Fair Market Value of such share on the date as of which such right is exercised or (B) the Repayment Amount paid by the Participant with respect to such share.

(d) Upon termination of the Restriction Period applicable to a Restricted Share, such share shall cease to be a Restricted Share and shall become a “Released Share.” For purposes of the Management Stockholders’ Agreement, a share purchased pursuant to an Award under the Program shall be deemed to be “held” by the Participant (or his or her Transferee (as defined in the Management Stockholders’ Agreement)) beginning as of the date on which such share becomes a Released Share.

(13) Method of Repayment. The Participant may pay the Repayment Amount for any Vested Leveraged Share, and any Leveraged Share eligible for Early Repayment pursuant to Section D(12), by delivery of written notice to the Company’s principal office (the “Repayment Notice”), to the attention of its Secretary, no less than two business days in advance of the effective date of the proposed repayment (the “Repayment Date”). Such notice shall be signed by the Participant or his or her Permitted Transferee and shall specify the Repayment Amount and the number of Leveraged Shares with respect to which the Associated Loan is being repaid, the Grant Date of the Award pursuant to which the Leveraged Shares were purchased, and the Repayment Date. The Repayment Notice shall include payment in cash (or any method otherwise approved by the Board) in an amount equal to (a) the product of the Share Purchase Price applicable to the Leveraged Shares with respect to which the Associated Loan is being repaid and the number of Leveraged Shares with respect to which the Associated Loan is being repaid, as specified in such Repayment Notice, plus (b) in the case of a Leveraged Share purchased pursuant to a Hurdle Award, the interest that has accrued on the Associated Loan as of the Repayment Date. In addition, the Participant shall be responsible for the payment of applicable withholding and other taxes, if any, in cash (or shares of Common Stock if approved by the Board) that may become due as a result of the repayment of such Loan. The Board may, in its discretion, permit Participants to make the above-described payments in forms other than cash. In addition, in the event that a Participant’s Employment terminates due to death or Disability or is terminated by the Company without Cause or by the Participant for Good Reason or as otherwise provided in a Award Grant Agreement, the Company will permit such Participant to repay all or any portion of his or her then-repayable Loan with shares of Common Stock (to satisfy both the Repayment Amount and applicable withholding taxes (at the minimum statutory withholding rate), if any; provided that the Company’s Chief Financial Officer makes a good faith determination at such time and after reasonable efforts to consult with the Company’s independent auditors that payment of the Repayment Amount in shares would not produce materially less favorable tax or accounting consequences for the Company than if such amount were paid in cash. A partial repayment of the Loan, alone, shall not cause the expiration, termination or cancellation of the remainder of the Loan or the forfeiture of any Leveraged Shares with respect to which the Associated Loan has not yet been repaid.

(14) Certificates of Shares. Subject to Section 3.4 of the Plan, (a) upon (i) the repayment of the Associated Loan in accordance with Section D(11) or (ii) expiration of the applicable Restriction Period pursuant to Section D(12)(c) hereof (as applicable) and (b) prior to the occurrence of the Agreement Termination Date, provided the Participant or his or her Permitted Transferee has executed the Management Stockholders’ Agreement, with respect to each Released Share, in the Board’s discretion, either (a) the Participant’s or Permitted Transferee’s ownership of such shares shall remain recorded in a book-entry or similar system utilized by the Company or (b) certificates of shares of Common Stock shall be issued in the name of the Participant or Permitted Transferee and delivered to such Participant or Permitted Transferee, in either case as soon as reasonably practicable following the Repayment Date or expiration of the Restriction Period (as applicable). Prior to the Agreement Termination Date, no shares of Common Stock shall be issued to or recorded in the name of any Participant or Permitted Transferee until such Participant or Permitted Transferee agrees to be bound by and executes the Management Stockholders’ Agreement.

(15) Company’ Rights Upon Participant’s Default. If the Participant fails to pay all or any portion of the Repayment Amount for any Leveraged Share prior to the Forfeiture Date for such Leveraged Share, the Company or its designated assignee shall have (and shall automatically be deemed to exercise) the right, pursuant to its Security Interest in such Leveraged Share, to reclaim from the Participant or his or her Permitted Transferee, and the Participant or such Permitted Transferee shall (and shall automatically be deemed to) transfer to the Company or its designated assignee, as of such Forfeiture Date, such Leveraged Share (thereafter, a “Reclaimed Share”). The Participant’s transfer to the Company of any Reclaimed Share as described in the preceding sentence shall be in full satisfaction of the Participant’s obligations with respect to the Associated Loan, and the Company shall have no further right to recover from the Participant or his or her Permitted Transferee, in cash or otherwise, any unpaid portion of such Associated Loan.

(16) Amendment of Terms of Awards. The Board may, in its discretion, amend the Plan, this Addendum or terms of any Award, provided, however, that any such amendment shall not impair or adversely affect a Participant’s rights under the Plan, this Addendum or such Award without such Participant’s written consent.

(17) Adjustment Upon Changes in Company Stock; Rights as a Stockholder. Section 4.13 of the Plan shall apply with respect to Awards granted pursuant to the Program in the same manner as it applies with respect to Options granted pursuant to Section 4 of the Plan.

12